EX-99.j

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Financial Statements" in the Statement of Additional Information, and to the incorporation by reference in this Post-Effective Amendment Number 76 to the Registration Statement (Form N-1A No. 002-37707; Amendment No. 76 to File No. 811-02071) of Delaware Group Income Fund of our report dated September 21, 2009 included in the 2009 annual report to shareholders.

/s/ ERNST & YOUNG LLP

Philadelphia, Pennsylvania
November 23, 2009